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                                                                    EXHIBIT 99.1

FOR IMMEDIATE RELEASE

                       SOFTECH REPORTS Q1 FY 2006 RESULTS

             TOTAL REVENUE UP MORE THAN 10%, PRODUCT REVENUE DOUBLES
                 FROM PRIOR YEAR; RESULTS EXCEED PRIOR GUIDANCE

TEWKSBURY, Mass.--(BUSINESS WIRE)--OCTOBER 17, 2005--SofTech, Inc. (OTCBB:SOFT -
NEWS), a proven provider of product lifecycle management (PLM) solutions, announced results for its first quarter of fiscal year 2006. Revenue for the first quarter of fiscal 2006 was about $3.07 million as compared to about $2.78 million for the same period in the prior year, an increase of about 10.5%. The net loss for Q1 2006 was $(334,000) or $(.03) per share as compared to a net loss of $(459,000) or $(.04) per share for the prior year, an improvement of approximately 27%. The net loss adjusted for non-cash expenses related to amortization of intangible assets resulting from acquisitions, a Non-GAAP financial measure, was $276,000 in the first quarter of fiscal 2006 as compared to $152,000 in the same period in fiscal 2005, an increase of about 82%. A reconciliation of GAAP results to this non-GAAP financial measure for each of the periods is presented in a table below.

The Company's revenue is derived almost entirely from technology acquisitions completed between 1997 and 2002. As a result, management believes the Company's financial profile is very unique, at least in the industry in which it operates. Approximately 79% of its assets are composed of intangible assets related to these acquisitions. The amortization of these intangible assets was approximately 18% of its total expenses and 20% of its revenue. Further, the periods over which these intangible costs are expensed are highly judgmental.

It is management's opinion that comparing results of operations from period to period and to other companies in our industry absent these non-cash expenses related to acquisitions is a more meaningful measure of our performance given the Company's unique financial profile detailed above. It is also management's belief that this Non-GAAP measure of performance is one of the most critical measures of Company valuation for investors. Lastly, this measure of performance has been, and is expected to continue to be, a significant component of the incentive compensation plan for the Company's President.

"Fiscal 2006 is off to a fast start and we are optimistic that we can continue this performance over the course of the year" said Joe Mullaney, President and COO. "Product revenue in Q1 was especially strong with all three product lines experiencing growth. Our ProductCenter PLM technology was responsible for 65% of the product revenue increase. With Q1's double digit revenue growth and controlled expense increases, we were able to reduce our GAAP loss by 27% and improve our Non-GAAP financial measure of performance (net loss plus non-cash expenses related to acquisitions) by 82% as compared to the same period in fiscal 2005."

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"Revenue generated in North America increased by about 12%, Europe by 6% and
Asia by 4% in the current quarter as compared to the same quarter in fiscal 2005. There were many averaged sized product revenue orders with no individual order larger than $70,000 of product revenue. This was by far our best overall Q1 performance in five years."

"We reaffirm our outlook for full year 2006 revenue growth of between 4% and 7%, increased spending of between 3% and 4.5%, and a 40% increase in our Non-GAAP financial measure," Mullaney added.

ABOUT SOFTECH
SofTech, Inc. (OTCBB: SOFT) is a proven provider of product lifecycle management
(PLM) solutions with its flagship ProductCenter(TM) PLM solution, and its computer-aided design and manufacturing (CAD/CAM) products, including CADRA(TM) and Prospector(TM).

SofTech's solutions accelerate products and profitability by fostering innovation, extended enterprise collaboration, product quality improvements, and compressed time-to-market cycles. SofTech excels in its sensible approach to delivering enterprise PLM solutions, with comprehensive out-of-the-box capabilities, to meet the needs of manufacturers of all sizes quickly and cost-effectively.

Over 100,000 users benefit from SofTech solutions, including General Electric Company, Goodrich, Honeywell, Siemens, Sikorsky Aircraft, U.S. Army, and Whirlpool Corporation. Headquartered in Tewksbury, Massachusetts, SofTech (WWW.SOFTECH.COM) has locations and distribution partners throughout North America, Europe, and Asia.

SofTech, CADRA, ProductCenter and Prospector are trademarks of SofTech, Inc. All other products or company references are the property of their respective holders.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
The statements made above with respect to SofTech's outlook for fiscal 2006 and beyond represent "forward looking statements" within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities and Exchange Act of 1934 and are subject to a number of risks and uncertainties. These include, among other risks and uncertainties, general business and economic conditions, generating sufficient cash flow from operations to fund working capital needs, potential obsolescence of the Company's technologies, maintaining existing relationships with the Company's lender, remaining in compliance with debt covenants, successful introduction and market acceptance of planned new products and the ability of the Company to attract and retain qualified personnel both in our existing markets and in new territories.

Contact:   Joseph P. Mullaney
           President and COO
           (781) 890-8373

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SOFTECH, INC.
FINANCIAL SUMMARY

                                                        FOR THE THREE MONTH PERIODS ENDED
------------------------------------- ----------------------------------- -----------------------------------
                                                  AUGUST 31,                          AUGUST 31,
(in thousands)                                       2005                                2004
                                                     ----                                ----
------------------------------------- ----------------------------------- -----------------------------------
Revenue                                           $    3,068                          $    2,777
------------------------------------- ----------------------------------- -----------------------------------
Loss from operations                                     (91)                               (209)
------------------------------------- ----------------------------------- -----------------------------------
Net loss                                                (334)                               (459)
------------------------------------- ----------------------------------- -----------------------------------
Loss per share                                          (.03)                               (.04)
------------------------------------- ----------------------------------- -----------------------------------

RECONCILIATION OF NET LOSS TO NON-GAAP FINANCIAL MEASURES:

The net loss calculated in accordance with GAAP is adjusted below by non-cash expenses related to amortization of intangible assets resulting from acquisitions. It is management's view that this Non-GAAP financial measure provides important information in understanding the Company's financial performance.

                                                              FOR THE THREE MONTH PERIODS ENDED
------------------------------------- ----------------------------------- -----------------------------------
                                                  AUGUST 31,                          AUGUST 31,
(in thousands)                                       2005                                2004
                                                     ----                                ----
------------------------------------- ----------------------------------- -----------------------------------
Net loss                                          $     (334)                         $     (459)
------------------------------------- ----------------------------------- -----------------------------------
Plus: Non-cash amortization                              610                                 611
                                                         ---                                 ---
------------------------------------- ----------------------------------- -----------------------------------
Non-GAAP financial measure
                                                         276                                 152
------------------------------------- ----------------------------------- -----------------------------------

------------------------------------- ----------------------------------- -----------------------------------